UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM 8-K
__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2016

KBS STRATEGIC OPPORTUNITY REIT II, INC.
(Exact Name of Registrant as Specified in Its Charter)
______________________________________________________

Maryland	000-55424	46-2822978
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	I.R.S. Employer Identification No.

800 Newport Center Drive, Suite 700
Newport Beach, California 92660
(Address of principal executive offices)

Registrant’s telephone number, including area code: (949) 417-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
The information in this Report set forth under Item 2.03 regarding the financing of the 292-unit apartment building by the joint venture (which is described in Item 2.01) is incorporated herein by reference.
ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS
Lofts at NoHo Commons
On November 16, 2016, KBS Strategic Opportunity REIT II, Inc., (the “Company”), through a joint venture (the “Lofts at NoHo Commons Joint Venture”) between the Company’s indirect wholly owned subsidiary and Noho Commons Pacific Investors LLC (the “JV Partner”), acquired a 292-unit apartment building in North Hollywood, California (the “Lofts at NoHo Commons”). Neither the JV Partner nor the seller is affiliated with the Company or KBS Capital Advisors LLC, the Company’s external advisor.
The Company owns a 90% equity interest in the Lofts at NoHo Commons Joint Venture. The JV Partner is the managing member of the joint venture; however, its authority is limited, as the Company must give approval of major decisions involving the business of the joint venture or the Lofts at NoHo Commons and its operations, in the manner set forth in the joint venture agreement. Income, losses and distributions are generally allocated based on the members’ respective equity interests, subject to adjustments based on certain performance thresholds set forth in the joint venture agreement. Additionally, in certain circumstances described in the joint venture agreement, the Company and the JV Partner may be required to make additional capital contributions to the Lofts at NoHo Commons Joint Venture, in proportion to the members’ respective equity interests. An indirect wholly owned subsidiary of the JV Partner will act as property manager for the Lofts at NoHo Commons.
The purchase price of the Lofts at NoHo Commons was $102.5 million plus closing costs. The Lofts at NoHo Commons Joint Venture funded the acquisition of the Lofts at NoHo Commons with capital contributions from its members and with proceeds from the Lofts at NoHo Commons Mortgage Loan (described below). The Company funded its contribution to the joint venture with proceeds from its ongoing initial public offering.
The Lofts at NoHo Commons was built in 2007 and is currently 93% leased.
ITEM 2.03 CREATION OF A DIRECT OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF REGISTRANT
On November 16, 2016, in connection with the acquisition of the Lofts at NoHo Commons, the Lofts at NoHo Commons Joint Venture entered into a multifamily loan and security agreement with Wells Fargo Bank, National Association (the “Lender”), an unaffiliated lender, for borrowings of $72.1 million, secured by the Lofts at NoHo Commons (the “Lofts at NoHo Commons Mortgage Loan”).
The Lofts at NoHo Commons Mortgage Loan matures on December 1, 2019, with two one-year extension options, subject to certain terms and conditions contained in the loan documents. The Lofts at NoHo Commons Mortgage Loan bears interest at a floating rate of 266 basis points over one-month LIBOR. Monthly payments are interest only with the entire unpaid principal balance and all outstanding interest and fees due at maturity. The Lofts at NoHo Commons Joint Venture has the right to prepay the loan in whole subject to, in certain circumstances, a prepayment fee, and other terms and conditions as described in the loan documents.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)
Financial Statements of Real Estate Acquired. Since it is impracticable to provide the required financial statements for the acquired real property described in Item 2.01 at the time of this filing and no financials (audited or unaudited) are available at this time, the Company hereby confirms that it intends to file the required financial statements on or before February 1, 2017, by amendment to this Form 8-K.

(b)	Pro Forma Financial Information. See paragraph (a) above.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS STRATEGIC OPPORTUNITY REIT II, INC.

Dated: November 18, 2016	BY:	/s/ Jeffrey K. Waldvogel
Jeffrey K. Waldvogel
Chief Financial Officer, Treasurer and Secretary